Exhibit 107
Calculation of Filing Fee Tables
Form F-4
(Form Type)

Banco Santander, S.A.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, with a par value of €0.50 per share	457(c) and 457(f)(1)	334,809,217	N/A	$3,126,819,578.69	$138.10 per $1,000,000	$431,813.79
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$3,126,819,578.69		$431,813.79
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$431,813.79

(1)
Represents the maximum number of registered ordinary shares of Banco Santander, S.A. (“Santander”) estimated to be issuable pursuant to the transactions described in the registration statement on Form F-4 with which this exhibit is filed (the “transaction”), calculated as (i) 162,940,051, which is the estimated maximum number of shares of Webster Financial Corporation common stock, with a par value of $0.01 per share (“Webster shares”), to be acquired by Santander pursuant to the transaction, multiplied by (ii) the exchange ratio of 2.0548.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price of $3,126,819,578.69 of the securities being registered was calculated as (i) the product obtained by multiplying (1) $67.94, the average of the high and low sales prices per Webster share on the New York Stock Exchange on March 6, 2026, and (2) 162,940,051, the estimated maximum number of Webster shares to be acquired by Santander pursuant to the transaction, which equated to $11,070,147,064.94, minus (ii) $7,943,327,486.25, which is the aggregate amount of cash consideration estimated to be paid by Santander in connection with the transaction.